Exhibit T3A-53

NEW JERSEY DEPARTMENT OF THE TREASURY

DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF FORMATION

PARKER SOLUTIONS NJ LLC

0450868270

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 09/28/2022 and was assigned identification number 0450868270. Following are the articles that constitute its original certificate.

1.	Name:
PARKER SOLUTIONS NJ LLC

2.	Registered Agent:
CORPORATE CREATIONS NETWORK INC.

3.	Registered Office:
181 NEW ROAD
#304
PARSIPPANY, NEW JERSEY 07054

4.	Business Purpose:
THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESS PURPOSE FOR WHICH LIMITED LIABILITY COMPANIES MAY BE ORGANIZED UNDER THIS ACT.

5.	Duration:
PERPETUAL

6.	Effective Date of this Filing is:
09/28/2022

7.	Members/Managers:
CSAC ACQUISITION INC.
2601 SOUTH BAYSHORE DR STE 900 MIAMI, FLORIDA 33133-3313

8.	Main Business Address:
2601 SOUTH BAYSHORE DR STE 900
MIAMI, FLORIDA 33133-3313

Signatures:
DEBORAH E. KALSTEK
AUTHORIZED REPRESENTATIVE

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 28th day of September, 2022

/s/ Elizabeth Maher Muoio

Elizabeth Maher Muoio
State Treasurer
Certificate Number: 4185470570
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp